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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  January 23, 1998


                         MORRISON KNUDSEN CORPORATION

                        Commission File Number 1-12054


                            A Delaware corporation

                  IRS Employer Identification No. 33-0565601


                  MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729

                                 208/386-5000
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Item 5.  Other Material Important Events.


Notification to Holders of Series A Preferred Stock
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      Morison Knudsen Corporation (the "Company") received today from the
Internal Revenue Service ("IRS") the Foreign Tax Credit Refunds, as that term is defined in the Disclosure Statement which the Company filed during 1996 with the U.S. Bankruptcy Court. The amount of the refunds is sufficient to deposit $18,000,000 into the Foreign Credit Sinking Fund allowing for the final distribution with respect to the Series A Preferred Stock. Accordingly, on April 15, 1998, the Company will distribute the Foreign Credit Sinking Fund to the holders of record of shares of the Company's Series A Preferred Stock as of the close of business on March 31, 1998, as prescribed by the Company's Restated and Amended Certificate of Incorporation. Such distribution will be the final distribution with respect to the Series A Preferred Stock, and, upon final distribution, all shares of Series A Preferred Stock will be canceled and no longer outstanding and will not have the status of shares of Series A Preferred Stock and all rights of the holders thereof as stockholders of the Company will cease.


                                           Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  MORRISON KNUDSEN CORPORATION

January 23, 1998                               By: /s/ Stephen G. Hanks
                                                  -----------------------------
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                                                   Stephen G. Hanks
                                                   Executive Vice President,
                                                   Chief and Secretary
Legal Officer